                                                                    EXHIBIT 6.9


                                                            COMMERCIAL LOAN
The Provident Bank              PROMISSORY NOTE             NOTE NO.    4
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$ 750,000.00                     Columbus, Ohio              April 30, 1997
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The undersigned, for value received, promises to pay to the order of The Provident Bank, at any of its offices, the sum of Seven Hundred Fifty Thousand Dollars and no cents****************************** Dollars ($750,000.00 ), (the
"Maximum Credit") or so much thereof as is loaned by the holder pursuant to the provisions hereof, together with interest until demand or maturity at the rate of the prime rate plus 1% per year computed on the basis of a year of 360 days for the actual number of days elapsed, and after default hereunder, demand or maturity, whether at stated maturity or by acceleration, at a rate four (4) percentage points greater than the stated rate (the "Default Rate"). Interest shall be due and payable monthly beginning May 30, 1997 , and at maturity. Principal shall be due and payable on demand or no later than April 30, 1998. The undersigned hereby state(s) that the purpose of the loan evidenced by this
Note is business expenses.

[X]      REVOLVING CREDIT: If this box is checked, this Note is a revolving credit subject to the terms of this paragraph. Subject to the conditions hereof and of any other agreements between the parties relating hereto, and until demand, if the principal is payable on demand, or maturity (weather at scheduled or accelerated maturity), if the principal is payable other than on demand, the undersigned may borrow and re-borrow from the holder and the holder may, in its sole discretion, lend and re-lend to the undersigned such amounts not the exceed the Maximum Credit as the undersigned may at any time and from time to time request upon satisfactory notice to the holder.

         Notwithstanding anything to the contrary contained herein or in any other agreement between the undersigned and the holder, if this Note provides that the principal hereof is payable on demand, then this Note is a demand Note due and owing immediately, without prior demand of the holder and immediate action to enforce its payment may be taken at any time, without notice and without reason. If any payment of principal or interest is not paid when due, or if the holder deems itself insecure for any reason, including but not limited to, the solvency, bankruptcy, business failure, death, default in the payment of other obligations or receivership of or concerning any maker, guarantor or indorser hereof, this Note shall, if payable other than on demand, at the option of its holder, become immediately due and payable, without demand or notice. The undersigned shall promptly provide such financial information as the holder shall reasonably request from time to time.

         As collateral security for the payment of the amounts from time to time owing hereunder, Borrower and all indorsers hereby grants to the holder a security interest in (i) all property in which the holder now or hereafter holds a security interest pursuant to any and all assignments, pledges and security agreements between the undersigned and the holder and (ii) all accounts, securities and properties now and hereafter in the possession of the holder and in which the undersigned or any indorsers have any interest. Upon this Note becoming due under any of its terms and provisions, and not being fully paid and satisfied, the total sum then due hereunder may, at any time and from time to time, be charged against any account or accounts maintained with the holder hereof by any of the undersigned or any indorser, without notice to or further consent from any of them, and the undersigned and all indorsers agree to be and remain jointly and severally liable for all remaining indebtedness represented by this Note in excess of the amount or amounts so applied. The undersigned and the holder intend that this indebtedness shall be secured by any and all mortgages heretofore or hereafter granted by the undersigned in favor of the holder.

         There will be a minimum finance charge of $50.00 for each billing period. Prime rate is that annual percentage rate of interest which is established by The Provident Bank from time to time as its prime rate, whether or not such rate is publicly announced, and which provides a base to which loan rates may be referenced. Prime rate is not necessarily the lowest lending rate of The Provident Bank. A rate based on the prime rate will change each time and as of the date that the prime rate changes. If any payment of principal or interest is not paid when due or if the undersigned shall otherwise default in the performance of its obligations hereunder or under any other note or agreement with the holder, the holder at its option, may charge and collect, or add to the unpaid balance hereof, a late charge up to the greater of $250 or 1% of the unpaid balance of this Note at the time of such delinquency for each such delinquency to cover the extra expense incident to handling delinquent accounts, and/or increase the interest rate on the unpaid balance to the Default Rate. The holder may charge interest at the rate provided herein on all interest and other amounts owing hereunder which are not paid when due.

         The undersigned, all indorsers hereof, any other party hereto, and any guarantor hereof (collectively "Obligors") each (i) waive(s) presentment, demand, notice of demand, protest, notice of protest and notice of dishonor and any other notice required to be given by law in connection with the delivery, acceptance, performance, default or enforcement of this Note, of any indorsement or guaranty of the Note or of any document or instrument evidencing any security for payment of this Note; and (ii) consent(s) to any and all delays, extensions, renewals or other modifications of this Note or waivers of any term hereof or release or discharge by the holder of any of Obligors or release, substitution or exchange of any security for the payment hereof or the failure to act on the part of the holder or any indulgence shown by the holder, from time to time and in one or more instances, (without notice to or further assent from any of Obligors) and agree(s) that no such action, failure to act or failure to exercise any right or remedy, on the part of the holder shall in any way affect or impair the obligations of any Obligors or be construed as a waiver by the holder of, or otherwise affect, any of the holder's rights under this Note, under any indorsement or guaranty of this Note or under any document or instrument evidencing any security for payment of this Note. The undersigned and all indorsers further agree to reimburse the holder for all advances, charges, costs and expenses, including reasonably attorneys' fees, incurred or paid in exercising any right, power or remedy conferred by this Note, or in the enforcement thereof. If the undersigned are more than one (1), the liability of the undersigned hereon is joint and several, and the term "undersigned", as used herein, means any one or more of them.

         The undersigned and all indorsers authorize any attorney at law, including any attorney engaged by the holder, to appear in any court of record in the State of Ohio or any other State or Territory of the United States, after the indebtedness evidenced hereby, or any part thereof, becomes due and waive the issuance and service of process and confess judgment against any one or more than one of the undersigned and all indorsers in favor of the holder, for the amount then appearing due, together with costs of suit and, thereupon, to release all errors and waive all rights of appeal and stay of execution, but no such judgment or judgments has not been obtained hereon. This warrant of attorney to confess judgment is a joint and several warrant of attorney. The foregoing warrant of attorney shall survive any judgment, and if any judgment be vacated for any reason, the holder hereof nevertheless may hereafter use the foregoing warrant of attorney to obtain an additional judgment or judgments against the undersigned and all indorsers or any one or more of them. The undersigned and all indorsers hereby expressly waive any conflict of interest that the holder's attorney may have in confessing such judgment against such parties and expressly consent to the confessing attorney receiving a legal fee from the holder for confessing such judgment against such parties.

         If the undersigned or any indorser or guarantor hereof would have the right to rescind the loan evidenced by this Note pursuant to a right so to do under the Truth-in-Lending Act because one or more mortgages now exist in favor of the holder hereof covering the principal home or homes of the undersigned or any indorser or guarantor hereof, the holder's acceptance of this Note shall constitute a waiver of its right under any such mortgage to treat such principal home or homes as security for the repayment or guaranty of this Note except for the principal home or homes described in the Mortgage dated _________________.

THE PROVISIONS OF THIS NOTE SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF OHIO AS A SPECIFICALLY BARGAINED INDUCEMENT FOR THE HOLDER TO EXTEND CREDIT TO BORROWER, AND AFTER HAVING THE OPPORTUNITY TO CONSULT COUNSEL, THE UNDERSIGNED AND ALL INDORSERS HEREBY EXPRESSLY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATED TO THIS NOTE OR ARISING IN ANY WAY FROM ANY INDEBTEDNESS OR OTHER TRANSACTIONS INVOLVING THE HOLDER AND THE UNDERSIGNED. THE UNDERSIGNED HEREBY DESIGNATE(S) ALL COURTS OF RECORD SITTING IN CINCINNATI, OHIO AND HAVING JURISDICTION OVER THE SUBJECT MATTER, STATE AND FEDERAL, AS FORUMS

WHERE ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING FROM OR OUT OF THIS NOT, ITS MAKING, VALIDITY OR PERFORMANCE, MAY BE PROSECUTED AS TO ALL PARTIES. THEIR SUCCESSORS AND ASSIGNS, AND BY THE FOREGOING DESIGNATION THE UNDERSIGNED CONSENT(S) TO THE JURISDICTION AND VENUE OF SUCH COURTS.

WARNING-BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FORM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

                                                 Cable Link, Incorporated
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                                               By:
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                                                  Brenda L. Thompson, President

Address  280 Cozzins St.
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